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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into this 29th day of June, 2000, between COMMONWEALTH TELECOMMUNICATIONS OF NORTH AMERICA, INC. ("CommonWealth"), OLIVER J. FRAZIER, JR., OLIVER J. FRAZIER, III, LISA T. FRAZIER, JANICE M. BURRELL, CRUZ D. CASTRO, PATRICIA CINTRON, AND MAURICIO PROANO (collectively referred to as "Sellers"), and A1 TELECOMMUNICATIONS, INC., a Maryland corporation, having an office at 15825 Shady Grove Road, Suite 50, Rockville, Maryland 20850 (hereinafter referred to as "A1" or "Buyer").

                              W I T N E S S E T H:

         WHEREAS, Buyer intends for CommonWealth to be a wholly owned subsidiary of A1 Internet.Com, Inc., and to continue its telecommunications business; and

         WHEREAS, Sellers are the owners of Twelve Thousand (12,000) shares of the common stock of CommonWealth (the "Sellers' Shares"), being all of the issued and outstanding Common Shares of CommonWealth as of the date of this Agreement; and

         WHEREAS, the Sellers desire to sell, and the Buyer desires to purchase, all but not less than all, of the Sellers' issued and outstanding shares on the terms and subject to the conditions contained in this Agreement.

         NOW, THEREFORE, in consideration of the "WHEREAS" clauses set forth above that shall be deemed to be a substantive part of this Agreement, the mutual
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covenants, promises, agreements, representations and warranties contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant, promise, agree, represent and warrant as follows:

                  1.       PURCHASE AND SALE OF THE SELLERS' SHARES.

                           1.1 PURCHASE AND SALE. On the terms subject to the
conditions set forth in this Agreement, at the Closing on the Closing Date, the Sellers shall sell, assign, transfer and deliver to the Buyer Twelve Thousand (12,000) shares of CommonWealth common stock, which represents one hundred percent (100%) of CommonWealth's issued and outstanding shares for the purchase price of one million two hundred thousand (1,200,000) shares of restricted common stock of A1. The A1 stock shall be subject to Securities and Exchange Commission ("SEC") Rule 144 and restricted from registration for a period of one
(1) year and also subject to any other applicable SEC restrictions.

                           1.2 PURCHASE PRICE. The purchase price of one million
two hundred thousand (1,200,000) shares of A1's restricted common stock shall be effectuated by transferring the shares pro rata to CommonWealth's common shareholders based upon their percentage ownership interests in CommonWealth. The transfer of the shares will be completed on the Closing Date.

                           1.3 TRANSFER OF SECURITIES. The Sellers shall deliver
to the Buyer at the Closing on the Closing Date, concurrently with the payment of the purchase price for the common stock, stock certificate nos. 1, 2, 3, 4, 5, and 6, of

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CommonWealth, representing all of the Sellers' common shares issued and outstanding. These stock certificates shall be duly endorsed by the President and the Secretary of CommonWealth.

                           1.4 NEVADA CORPORATE SECURITIES LAW. If any shares of
the Sellers' Shares are subject to a legend or escrow condition imposed by Nevada Securities law, requiring the written consent of any Official of the State of Nevada for the transfer of such shares as contemplated herein, and if in the opinion of counsel to Buyer no exemption from the requirement of such consent is available, the parties, and each of them, agree to cooperate and use their respective best efforts to obtain such written consent on or before the Closing Date.

                  2. CLOSING. The Closing of the purchase and sale of the Sellers' Shares provided for by this Agreement shall take place at the offices of A1 Internet.Com, Inc. 15825 Shady Grove Road, Suite 55, Rockville, Maryland 20850, on June 29, 2000, at 2 o'clock p.m. The time, place and date of the Closing are referred to throughout this Agreement as the "Closing Date."

                  3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. Sellers and CommonWealth, and each of them individually, hereby represent, warrant and agree that each of the matters set forth below is true and correct:

                           3.1 SELLERS REPRESENT AND WARRANT TO THE BUYER: that
they have the authority to sell one hundred percent (100%) of the issued and outstanding shares of common stock of CommonWealth and that the Twelve Thousand (12,000) shares of CommonWealth are currently issued and outstanding. Sellers further warrant that their shares are held free and clear of any and all security interests, agreements,

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restrictions, claims, liens, pledges and encumbrances of any nature or kind. The
Sellers have the absolute and unconditional right to sell, sign, transfer, and deliver the Sellers' Shares to the Buyer in accordance with the terms of this Agreement.

                           3.2 DUE ORGANIZATION; GOOD STANDING; AUTHORITY OF
COMMONWEALTH. CommonWealth is a corporation duly organized, validly existing as a stock corporation, and is in good standing under the laws of the State of Nevada. CommonWealth has full right, power and authority to own its assets and to carry on its business. A complete and correct copy of CommonWealth Articles of Incorporation, as amended to the date of this Agreement and By-Laws, as amended to the date of this Agreement and the Corporate Resolution signed and authorized on behalf of CommonWealth for this transaction, are attached to this Agreement as Exhibits 1, 2, and 3, respectively, and are incorporated by reference herein. The Articles of Incorporation and the By-Laws are in full force and effect and CommonWealth is not in breach or violation of any of the provisions thereof. The minute books of CommonWealth containing the Minutes of the Meetings of the Stockholders of CommonWealth and the Board of Directors of CommonWealth, which have been made available to the Buyer for examination, are complete and correct, and accurately reflect all proceedings of the Stockholders of CommonWealth and the Board of Directors of CommonWealth. The Articles of Incorporation shall be immediately amended to the extent necessary to conform to the transfer of stock ownership contemplated by this Agreement.


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                           3.2 VALIDITY OF AGREEMENT. The Sellers have the legal
capacity and authority to enter into this Agreement. This Agreement is a valid and legally binding obligation of the Sellers and is fully enforceable against the Sellers in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

                           3.3 OPTIONS, WARRANTS AND OTHER RIGHTS AND AGREEMENTS
AFFECTING COMMONWEALTH CAPITAL STOCK. CommonWealth has no authorized or outstanding options, warrants, calls, subscriptions, rights, convertible securities or other securities (as defined in the Securities Act of 1933, (hereinafter "Securities") or any commitments, agreements, arrangements or understandings of any kind or nature, obligating CommonWealth in any such case, to issue shares of CommonWealth capital stock or other securities, or securities convertible into or evidencing the right to purchase shares of CommonWealth capital stock or other securities. The Sellers are not parties to any agreement, understanding, arrangement or commitment, or bound by any certificate of incorporation or by-law provision which creates any rights in any person or entity with respect to the authorization, issuance, voting, sale or transfer of any shares of CommonWealth's capital stock or other Securities.

                           3.4 NO SUBSIDIARIES. CommonWealth does not have any
subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture, or other business entity.


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                           3.5 OWNERSHIP OF STOCK. Attached hereto as Exhibit 4
is a complete and correct list of the Stockholders of CommonWealth, setting forth the name and address of, and respective number and class of shares owned by, each of the Sellers. Each of the Sellers individually own all of the shares of the stock set forth opposite his or her name in Exhibit 4, free and clear of any liens, encumbrances, equities or adverse claims, including, without limitation, any community property interest of a spouse of such Seller (except as disclosed in Exhibit 4). Each of the Sellers has full right, power, and authority to sell, transfer, and deliver such shares to Buyer.

                           3.6 OFFICERS AND DIRECTORS OF COMMONWEALTH. The
Officers and directors of CommonWealth are as follows:

                           Names               Office

                           Oliver Frazier      President and Director

                           Patricia Cintron    Secretary, Treasurer and Director

                           Mauricio Proano     Director

         The foregoing list is correct and complete, and each of the officers of CommonWealth has been duly elected.

                           3.7 AGREEMENT NOT IN CONFLICT WITH OTHER INSTRUMENTS;
REQUIRED APPROVALS OBTAINED. The execution, acknowledgment, sealing, delivery, and performance of this Agreement by the Sellers and the consummation of the transactions contemplated by this Agreement will not (a) violate or require any registration, qualification, consent, approval, or filing under, (i) any law, statute ordinance, rule or regulation (hereinafter collectively referred to as "Laws") of any federal, state or local government (hereinafter collectively referred to as "Governments")

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or any agency, bureau, commission or instrumentality of any Governments
(hereinafter collectively referred to as "Governmental Agencies"), or (ii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which CommonWealth or any of its assets is bound; (b) conflict with, require any consent, approval, or filing under, result in the breach or termination of any provision of, constitute a default under, result in the acceleration of the performance of CommonWealth's obligations under, or result in the creation of any claim, security interest, lien, charge, or encumbrance upon any of CommonWealth's properties, assets, or businesses pursuant to, (i) CommonWealth's Charter or By-Laws, (ii) any indenture, mortgage, deed of trust, license, permit, approval, consent, franchise, lease, contract, or other instrument or agreement to which CommonWealth is a party or by which CommonWealth or any of CommonWealth's assets is bound, or (iii) any judgment, injunction, order, writ or decree of any court, arbitrator, Government or Governmental Agency by which CommonWealth or any of its assets is bound.

                           3.8 QUALIFICATION TO DO BUSINESS. To the knowledge of
Sellers, CommonWealth is properly qualified and/or licensed to do business as a foreign corporation in any jurisdiction in which such registration is necessary and is also current on all filings and other requirements imposed by the Federal Communications Commission ("FCC").

                           3.9 FINANCIAL STATEMENTS. The CommonWealth and the
Sellers have delivered to the Buyer copies of the following financial statements of CommonWealth (the "Financial Statements"):


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                                    3.9.1     The  unaudited  Balance  Sheet of
CommonWealth, as of May 31, 2000, and the related unaudited Financial Statements for the period ending May 31, 2000, a copy of which is attached to this Agreement as Exhibit 5.

                                    3.9.2           The May 31,  2000  Financial
         Statements will be prepared by Spicer Jeffries & Company, Inc., a certified public accountant firm, and will be accompanied by the accountant's unqualified opinion that the same present fairly the financial position of CommonWealth as of May 31, 2000 and the Financial Statements are complete and correct in all material respects. The Sellers have no knowledge that the Financial Statements do not accurately set out and describe the financial condition and operating results of CommonWealth after the dates and during the periods indicated therein.

                                    3.9.3       CommonWealth   has  also
         disclosed a complete list of its liabilities and other obligations that have been incurred in the course of its business after May 31, 2000, and which are in nature and in amounts comparable to past business practices. CommonWealth does not have any other liabilities or obligations (whether accrued, absolute or contingent or otherwise, including without limitation, tax liabilities) and neither Sellers nor CommonWealth have any knowledge of any basis for the assertion against CommonWealth of any liability or obligation except as set forth in this Agreement.

                           3.10 ABSENCE OF CHANGES. Since May 31, 2000, there
has not been:


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                                    3.10.1  ADVERSE  CHANGE.  Any  material  and
         adverse change in the assets, liabilities, financial condition or operation of CommonWealth from that reflected in the unaudited May 31, 2000 Balance Sheets;

                                    3.10.2  CHANGE IN  CONTINGENT  OBLIGATIONS.
         Any material and adverse change in the contingent obligations of CommonWealth by way of guaranty, endorsement, indemnity, warranty or otherwise;

                                    3.10.3  DAMAGE,   DESTRUCTION  OR  LOSS.
         Any damage, destruction or loss, whether or not covered by insurance, materially and adversely effecting the properties or business of CommonWealth;

                                    3.10.4  WAIVER OF MATERIAL  RIGHT:  Any
         waiver or compromise by CommonWealth of a material right or of a material debt owed to it;

                                    3.10.5           LOAN TO  INSIDERS.  Any
         loan made by CommonWealth to any of its employees, officers or directors, except travel advances and other nominal reimbursement made in the ordinary course of business;

                                    3.10.6  INCREASE  IN  COMPENSATION.  Any
         increase in the salary, bonus or other compensation of any of CommonWealth's employees, officers or directors over that paid in the five (5) month period ending May 31, 2000;

                                    3.10.7  DIVIDEND.  Any  declaration or
         payment or dividend or distribution of the assets of CommonWealth to its shareholders;


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                                    3.10.8  ISSUANCE  OF  STOCK.  Any  issuance
         or sale by CommonWealth of any shares of its capital stock or other securities;

                                    3.10.9  OTHER  EVENT  OR  CONDITION.  Any
         other event or condition of any character which has materially and adversely effected CommonWealth's business, revenues, results of operations, financial condition or prospects; or

                                    3.10.10          AGREEMENT  REGARDING  ANY
         OF THE FOREGOING SITUATIONS. Any agreement or commitment to do any of the things described in this section 3.10.

                           3.11 TAX RETURNS AND LIABILITIES. CommonWealth has
filed all tax returns required to be filed by any jurisdiction to which it is or has been subject. Additionally, CommonWealth has either paid in full all taxes due and all taxes claimed to be due by each such jurisdiction (whether measured by income, revenues, real or person property, sales or use) and any interest and penalties with respect thereto, or has provided in the fiscal year to which the tax may apply reserves believed by CommonWealth and Sellers to be adequate for the payment of such tax obligations.

                           3.12 WITHHOLDING. CommonWealth has made timely
payments of all the taxed required to be deducted and held by it from wages paid to its employees in accordance with the provisions of applicable Federal and State law.

                           3.13 OWNERSHIP OF CORPORATE ASSETS. As set forth in
Exhibit 5 to this Agreement, the assets, properties and rights owned by CommonWealth (the "Assets") include all of the assets, businesses, properties, rights, proprietary technology (including but not limited to all custom programs and all licensed software), all existing

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VISP, XDSL, and End User clients and contracts; Backbone provider contracts, all computer and office equipment; all network equipment; all product and service specifications; all receivables, sales leads and new business proposals, lease of FCC license and good will of every kind in description used by CommonWealth in the conduct and operation of its business. CommonWealth has good and marketable title to all of the Assets, free and clear of all liens, charges, security interests, encumbrances and conditional sales contracts of every kind or character.

                           3.14 FIXED ASSETS AND EQUIPMENT. All of the property,
plant and equipment of CommonWealth are free of substantial defects or deficiencies, commercially useable, in generally good operating condition and repair, and fit and suitable for the purposes for which the same has been used by CommonWealth. To the knowledge of CommonWealth and Sellers, none of the property, plant or equipment used in the business of CommonWealth is now operated or maintained in a manner which contravenes any applicable environmental, building, or zoning ordinance, regulation or order, or violates any restrictive covenant or any other provision of law, the effective enforcement of which would in any material respect interfere with or prevent the continued use of any of such property, plant or equipment for the purposes for which the same are now being used, or would materially effect the value thereof. CommonWealth has not received notice of any claim of such contravention or violation.

                           3.15 ACCOUNTS RECEIVABLE. All accounts receivable and
other receivables reflected on the unaudited May 31, 2000 Balance Sheet or arising subsequent to May 31, 2000, and prior to the Closing Date, are and shall be bonafide accounts not subject to offset or counterclaim and have been collected or are and shall

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be collectible in the amounts (net of reserves) shown on the unaudited May 31,
2000 Balance Sheet, or in the case of receivables arising subsequent to May 31, 2000, the books of CommonWealth.

                           3.16 EMPLOYMENT AGREEMENTS. CommonWealth has no term
or other written employment agreements with any of its directors, officers, stockholder, employees, agents, consultants, advisors, or other representatives.

                           3.17 SECURITY INTERESTS. Except as disclosed in the
Exhibits, CommonWealth is not indebted to any person or entity to whom it has given a security interest of any kind in the Assets, and CommonWealth has not executed a financing statement or security agreement with respect to any such security interests that it has failed to disclose to Buyer.

                           3.18 LEASES. All real property leases, the FCC lease
and equipment leases are listed on Exhibit 6 to this Agreement. Complete copies of these leases have been provided to the Buyer for its review. All of these leases remain in full force and affect and there are no existing defaults.

                           3.19 INTERESTS OF AFFILIATES. No officer, director or
shareholder of CommonWealth, nor any relative or spouse of any of the aforegoing, or any relative of such spouse, as any direct or indirect interest in any active competitor, supplier or customer of CommonWealth, or has any interest in any property presently utilized by CommonWealth in its business.

                           3.21 PROPRIETARY RIGHTS AND INFORMATION. All secret
and proprietary information, processes, techniques, methods, ideas, discoveries,

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developments, formulae, compound specifications, specialized knowledge, technical and engineering data, financial information, trade information, trade secrets, confidential information, inventory records and schedules, custom programs and licensed software, and customer and sales data information are herein collectively referred to as "Proprietary Information." The Assets include all of the Proprietary Information of CommonWealth. CommonWealth has not granted to any third person or entity any license, sublicense or other right to use any of CommonWealth's Proprietary Information. To the best knowledge of the Sellers and CommonWealth:

         (i) No third person or entity is infringing upon any of CommonWealth's Proprietary Information; and

         (ii) The machinery, equipment, processes and activities used by CommonWealth in its business as it is now being conducted and has been conducted do not infringe upon any Proprietary Information of any other person or entity, and Sellers and CommonWealth have no knowledge of any claim or assertion, or potential claim or assertion, to the contrary.

                           3.22 BOOKS AND RECORDS. The minute books, stock
transfer books, financial books and other books and records of CommonWealth are complete and accurate.

                           3.23 CONTRACTS. CommonWealth is not a party to any
contract, license, lease, agreement, undertaking or commitment of any kind or nature, whether written or oral, absolute or contingent, required to be disclosed in this Agreement and not so disclosed.


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                           3.24 ABSENCE OF DEFAULT. CommonWealth has performed
all material obligations required to be performed and is not in material default with respect to any obligation to be performed under any material contract, lease, license, guaranty, indenture, loan agreement, or other agreement or arrangement to which CommonWealth is a party, or to which any of the Assets are subject, nor is there any claim of such default. All parties with which CommonWealth has material contractual arrangements are, to the best knowledge of CommonWealth and the Sellers, except with regard to the minimum volume commitments with Alliance Group Services Company, Inc., in substantial compliance therewith and are not in material default, and no event has occurred which, with the passage of time or the giving of notice, or both, would constitute a material default thereunder.

                           3.25 FUTURE CUSTOMER AND SUPPLIER COMMITMENTS. Except
as disclosed in Exhibit 8, neither Sellers nor CommonWealth have made to any customer or supplier of CommonWealth or to any employee of such customer or supplier, any commitment to provide any special discount, allowance or other accommodation which, if not provided by CommonWealth after the Closing Date, would adversely effect the business relationship with such customer or supplier.

                           3.26 LEGAL PROCEEDINGS. There is no action, suit,
proceeding, claim, arbitration, or investigation by any Government, Governmental Agency or other person (i) pending to which CommonWealth is a party, (ii) threatened against or relating to CommonWealth or any of CommonWealth's assets,
(iii) challenging CommonWealth's right to execute, acknowledge, seal, deliver, perform under or consummate the transactions contemplated by this Agreement, or
(iv) asserting any

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right with respect to any of the Sellers' Shares, and there is no basis for any such action, suit, proceeding, claim, arbitration or investigation.

                           3.27 PURCHASE OF WORLDLINK COMMUNICATIONS
CORPORATION. The Sellers warrant that CommonWealth paid fair consideration for the assets of Worldlink Communications Corporation. ("Worldlink"), including fair consideration for the lease of Worldlink's FCC license. Oliver J. Frazier, III further warrants that the $54,400 balloon promissory note payment and all interim interest payments owed to Worldlink by Commonwealth will be paid as and when due by him and that it is expressly agreed that the note payment and interest payments owed by Commonwealth to Worldlink are assumed by him personally and are no longer an obligation of Commonwealth. The Buyer has no obligation to make the promissory note payments relating to the Worldlink transaction and Oliver J. Frazier, III's agreement to assume and make these payments is a material term of this agreement.

                           3.28 FULL DISCLOSURE. This Agreement (including the
Exhibits hereto) does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein not misleading. There is no fact known to Sellers which is not disclosed in this Agreement which materially adversely affects the accuracy of the representations and warranties contained in this Agreement.

                           3.28 NO BROKERAGE. Sellers have not incurred any
obligation or liability, contingent or otherwise, for brokerages fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby.


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                  4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer
represents and warrants to Sellers that:

                           4.1 DUE ORGANIZATION; GOOD STANDING; POWER. The Buyer
is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland. The Buyer has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

                           4.2 AUTHORIZATION AND VALIDITY OF DOCUMENTS. The
execution, acknowledgment, sealing, delivery, and performance of this Agreement by Buyer, and the consummation by the Buyer of the transactions contemplated hereby, have been duly and validly authorized by the Buyer. This Agreement has been duly executed, acknowledged, sealed, and delivered by the Buyer and is a legal, valid, and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors rights generally.

                           4.3 INVESTMENT INTENT. The Buyer (by itself or
through its Assignee) is acquiring the Sellers' Shares for investment purposes and to own Seller as its subsidiary. The Buyer does not intend to offer the Seller's Shares for sale in connection with the transfers contemplated by this Agreement.

                           4.4 BROKERAGE. The Buyer has a relationship with
Global Capital Markets, Inc. ("Global") and shall compensate Global for this transaction according to the Lehman formula.

                  5.       INDEMNIFICATION.


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                           5.1 The Sellers shall defend, indemnify and hold
harmless the Buyer, its officers, directors, stockholders, agents, servants and employees, and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees and court costs) of every kind and nature arising out of, resulting from, or in connection with:

                                    5.1.1.  Any  misrepresentation  or breach of
Sellers of any representation or warranty contained in this Agreement.

                                    5.1.2.  Any  nonfulfillment,  failure  to
comply or breach by Sellers of any covenant, promise or agreement of the Sellers contained in this Agreement.

                                    5.1.3.  Any  act,  failure  to act or
omission prior to the Closing Date by Sellers.

                                    5.1.4.   Any creditor of Worldlink
Communications Corporation.

                                    5.1.5    Any act, matter or thing prior to
the Closing Date.

                           5.2 INDEMNIFICATION BY BUYER. Buyer shall defend,
indemnify and hold harmless the Sellers and their respective heirs, personal and legal representatives, guardians, successors and assigns, from and against any and all claims, threats, liabilities, taxes, interest, fines, penalties, suits, actions, proceedings, demands, damages, losses, costs and expenses (including attorneys' and experts' fees

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and court costs) of every kind and nature arising out of, resulting from, or in connection with:

                                    5.2.1.   Any   misrepresentation,   omission
or breach by Buyer of any representation or warranty contained in this Agreement.

                                    5.2.2.  Any  nonfulfillment,  failure  to
comply or breach by the Buyer of or with any covenant, promise or agreement of the Buyer contained in this Agreement.

                  5.3. Any material breach of aforementioned points shall give cause for said contract to become null and void at the discretion of the aggrieved party.

                  6.       EMPLOYMENT AGREEMENTS.

                           6.1      OLIVER J.  FRAZIER,  III,  PATRICIA  CINTRON
AND MAURICIO PROANO. Employment agreements in the form and substance attached hereto as Exhibits 7a-c, providing for the employment of the individuals named in this subparagraph 6.1, will be executed by the above-named individuals at closing. Additionally, in return for the consideration received under this Agreement, the Employment Agreements will each include a Covenant not to Compete that restricts the employees ability to solicit CommonWealth or A1 customers, suppliers and/or employees or to otherwise compete with CommonWealth or A1 for a period of five (5) years. It is agreed that despite the fact that Oliver J. Frazier, III, is not a Shareholder of CommonWealth; in his capacity as President, his Employment Agreement is an integral part of this purchase transaction.

                  7.       TRANSFER OF LICENSES AND PERMITS


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         CommonWealth and the Sellers shall use their best efforts to transfer or cause to be transferred to Buyer any permits, licenses, certificates and authorizations as may be required to be transferred by Sellers to Buyer in connection with the conduct or operation of the business of CommonWealth after the Closing Date. The transfer of such licenses and permits, to the extent practical, will be at the choice of the Buyer since it may be in the best interest of the Buyer for such licenses and permits to remain with CommonWealth to be used by CommonWealth.

                  8.       MISCELLANEOUS

                           8.1 SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND
AGREEMENTS. All of the representations, warranties, covenants, promises and agreements of the parties contained in this Agreement (or in any document delivered or to be delivered pursuant to this Agreement or in connection with the Closing) shall survive the execution, acknowledgment, sealing and delivery of this Agreement and the consummation of the transactions contemplated hereby.

                           8.2 NOTICES. All notices, requests, demands,
consents, and other communications which are required or may be given under this Agreement (collectively, the "Notices") shall be in writing and shall be given either (a) by personal delivery against a receipted copy, or (b) by certified or registered U.S. mail, return receipt requested, postage prepaid, to the following addresses:

                          (I)     If to Seller:

                          Oliver J. Frazier, III, President
                          CommonWealth Telecommunications of North America, Inc. 1417 North Semoran Blvd


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                          Suite 204
                          Orlando, FL  32807

                          With a copy to:




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                            (ii)    If to the Buyer:

                                    Bruce Bertman, CEO
                                    A1 Internet.com, Inc.
                                    15825 Shady Grove Road, Suite 50
                                    Rockville, MD   20850

                                    With a copy to:

                                    Richard B. Rosenblatt, Esquire
                                    The Law Offices of Richard B. Rosenblatt, PC
                                    30 Courthouse Square, Suite 302
                                    Rockville, MD   20850

or to such other address of which written notice in accordance with this Section
8.2 shall have been provided by such party. Notices may only be given in the manner hereinabove described in this Section 8.2 and shall be deemed received when given in such manner.

                           8.3 ENTIRE AGREEMENT. This Agreement (including the
Exhibits hereto) constitutes the full, entire and integrated agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior negotiations, correspondence, understandings and agreements among the parties hereto respecting the subject matter hereof.

                           8.4 ASSIGNABILITY. This Agreement shall not be
assignable by any party hereto without the prior written consent of the other parties hereto; provided, however, that the Buyer may, without the prior written consent of any other party, assign its interest in this Agreement to any Affiliate of the Buyer if such Affiliate undertakes to perform the Buyer's obligations hereunder that shall have been so assigned.

                           8.5 BINDING EFFECT; BENEFIT. This Agreement shall
inure to the benefit of and be binding upon the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any other person or entity any rights, remedies, obligations, or liabilities.

                           8.6 SEVERABILITY. Any provision of this Agreement
which is held by a court of competent jurisdiction to be prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

                           8.7 AMENDMENT; WAIVER. No provision of this Agreement
may be amended, waived, or otherwise modified without the prior written consent of all of the parties hereto. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

                           8.8 SECTION HEADINGS. The section and other headings
contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

                           8.9 COUNTERPARTS. This Agreement may be executed in
counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

                           8.10 APPLICABLE LAW. This Agreement is made and
entered into, and shall be governed by and construed in accordance with the laws of the State of Maryland.

                           8.11 JURISDICTION. In any action to enforce any
provision of this Agreement, or otherwise relating to this Agreement, the parties agree to sole jurisdiction in the State of Maryland.

                           8.12 REMEDIES. The parties hereto acknowledge that
the Sellers' Shares are unique; that any claim for monetary damages may not constitute an adequate remedy; and that it may therefore be necessary for the protection of the parties and to carry out the terms of this Agreement to apply for the specific performance of the provisions hereof. It is accordingly hereby agreed by all parties that no objection to the form of the action or the relief prayed for in any proceeding for specific performance of this Agreement shall be raised by any party, in order that such relief may be expeditiously obtained by an aggrieved party. The parties may proceed to protect and enforce their rights hereunder by a suit in equity, action at law or other appropriate proceeding, whether for specific performance or for an injunction against a violation of the terms hereof or in aid of the exercise of any right, power or remedy granted hereunder or by law, equity or statute or otherwise. No course of dealing and no delay on the part of any party hereto in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice its rights, powers or remedies, and no right, power or remedy conferred hereby shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

                           8.13 TRANSFER TAXES. Any transfer tax liabilities
resulting from this transaction shall be divided equally between the Sellers and the Buyer.

                           8.14 FURTHER ASSURANCES. The Buyer and Sellers shall
execute, acknowledge and deliver such further instruments or documents, and perform such additional acts, as reasonably may be required in order to more effectively transfer and assign the stock to Buyer, to aid and assist Buyer in exercising all rights with respect to any of the Assets, or to otherwise effectuate the intent of this Agreement.

                           8.15 USE OF GENDERS. Whenever used in this Agreement,
the singular shall include the plural and vice versa, and the use of any gender shall include all genders and the neuter.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement under seal, with the intention of making it a sealed instrument, on the date first above written.

WITNESS/ATTEST:                       SELLERS:

                           COMMONWEALTH
                           TELECOMMUNICATIONS OF NORTH
                           AMERICA, INC.

_______________            _______________________________(SEAL)

                           Oliver J. Frazier, III, President and Director

_______________            _______________________________(SEAL)

                           Oliver J. Frazier, III, Individually

_______________            _______________________________(SEAL)

                           Oliver J. Frazier, Jr., Shareholder

_______________            _______________________________(SEAL)

                           Patricia Cintron, Shareholder

_______________            _______________________________(SEAL)

                           Mauricio Proano, Shareholder

_______________            _______________________________(SEAL)

                           Lisa T. Frazier, Shareholder

_______________            _______________________________(SEAL)

                           Janice M. Burrell,  Shareholder

_______________            _______________________________(SEAL)

                           Cruz D. Castro, Shareholder

ATTEST:                    BUYER:

                           A1 TELECOMMUNICATIONS, INC.

_______________            _______________________________(SEAL)

                           Bruce Bertman, Chief Executive Officer




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



STATE OF                   :

                           :       SS

COUNTY OF                  :

         I HEREBY CERTIFY that on this ____ day of _________________, 2000, before me, the subscriber, a Notary Public of the State of ___________________ in and for the County of ___________________ aforesaid, personally appeared _____________________, known to be (or satisfactorily proven), who acknowledges that he/she executed the foregoing instrument in his/her corporate capacity for the purposes therein contained.

         AS WITNESS my hand and Notarial Seal.

                                                     ___________________________
                                                     Notary Public

My Commission Expires: _________________